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                                                                    EXHIBIT 15.1


       AWARENESS LETTER OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS



 June 2, 1997

 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Dear Sirs:

 We are aware that CSX Corporation has incorporated by reference our report dated April 16, 1997 related to Conrail Inc. (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statement on Form S-4 to be filed on June 4, 1997. We are also aware of our responsibilities under the Securities Act of 1933.

 Very truly yours,

 /s/ Price Waterhouse LLP
 Thirty South Seventeenth Street
 Philadelphia, PA 19103